UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 30, 2008

                             1-800-FLOWERS.COM, INC.


             (Exact name of registrant as specified in its charter)



          Delaware                    0-26841                  11-3117311
(State of incorporation)      (Commission File Number)       (IRS Employer
                                                             Identification No.)


                         One Old Country Road, Suite 500
                           Carle Place, New York 11514

               (Address of principal executive offices) (Zip Code)

                                 (516) 237-6000

              (Registrant's telephone number, including area code)

                                       N/A

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

1-800-FLOWERS.COM, Inc. Names Jan Murley Interim President for Consumer Floral Business Segment

1-800-FLOWERS.COM, Inc. has named Ms. Jan Murley as Interim President for the Company's 1-800-FLOWERS.COM Consumer Floral Brand business segment. Ms. Murley, who has been a member of the Company's Board of Directors since 2007, will serve as a consultant to the Company. Ms. Murley will remain a member of the Company's Board of Directors.

Jim McCann, CEO, said, "As a valuable and highly involved board member since 2007, Jan has a very keen understanding of our brands and our business model. Her extensive experience in the retail industry, particularly in the gifting and consumer package goods sectors, make Jan a great fit for this important leadership position. We are excited to have her onboard to share her passion, enthusiasm and impressive business acumen."

Ms. Murley was most recently with private equity company Kohlberg, Kravis, Roberts & Co. where she led a business turnaround for The Boyds Collection, Ltd. as Chief Executive Officer and Director, culminating in a transaction that took Boyd's private. Prior to that role, Jan served as Group Vice President for Hallmark Cards, Inc. with responsibility for a $2.8 billion operating group. Ms. Murley's professional career also includes more than 20 years at The Procter & Gamble Company where she held positions of increasing responsibility both domestically and internationally.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             1-800-FLOWERS.COM, Inc.




            By:     /s/ William E. Shea
                    -----------------------
                    William E. Shea
                    Chief Financial Officer, Senior Vice-President Finance and Administration



            Date: September 30, 2008